SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2002

(Date of earliest event reported)

U S Liquids Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13259	76-0519797
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 N. Sam Houston Parkway East, Suite 400, Houston, Texas	77060-3545
(Address of principal executive offices)	(Zip Code)

(281) 272-4500

Registrant’s telephone number, including area code

Item 5.  Other Events and Regulation FD Disclosure.

On April 2, 2002, U S Liquids Inc. issued a press release announcing that the maturity date of its revolving credit facility has been extended to April 15, 2003.  The press release also provided revised earnings guidance for 2002.  A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 is U S Liquids Inc.’s revised earnings guidance for 2002.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

99.1                           Copy of U S Liquids Inc. April 2, 2002 Press Release.

99.2         Revised Earnings Guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U S LIQUIDS INC.

Date: April 2, 2002	By:	/s/ Michael P. Lawlor
Michael P. Lawlor, Chief Executive Officer